                             STOCKHOLDERS' AGREEMENT

                                   DATED AS OF

                                  July 29, 2003

                                      AMONG

                              JOSTENS HOLDING CORP.

                                       AND

                         THE STOCKHOLDERS PARTIES HERETO

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                                TABLE OF CONTENTS
                                                                            Page

ARTICLE 1   DEFINITIONS........................................................2
    SECTION 1.01.  Definitions.................................................2
ARTICLE 2   CORPORATE GOVERNANCE..............................................11
    SECTION 2.01.  Composition of the Board...................................11
    SECTION 2.02.  Removal....................................................11
    SECTION 2.03.  Vacancies..................................................11
    SECTION 2.04.  Charter or Bylaw Provisions................................12
ARTICLE 3   RESTRICTIONS ON TRANSFER..........................................12
    SECTION 3.01.  General Restrictions on Transfer...........................12
    SECTION 3.02.  Legends....................................................13
    SECTION 3.03.  Permitted Transferees......................................13
    SECTION 3.04.  Restrictions on Transfers by Management Stockholders.......14
ARTICLE 4   TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS;
            PREEMPTIVE RIGHTS.................................................15
    SECTION 4.01.  Tag-Along Rights...........................................15
    SECTION 4.02.  Drag-Along Rights..........................................17
    SECTION 4.03.  Additional Conditions to Tag-Along Sales and
                   Drag-Along Sales...........................................20
    SECTION 4.04.  Repurchase Rights..........................................20
    SECTION 4.05.  Preemptive Rights..........................................23
ARTICLE 5   REGISTRATION RIGHTS...............................................25
    SECTION 5.01.  Demand Registration........................................25
    SECTION 5.02.  Piggyback Registration.....................................27
    SECTION 5.03.  Lock-Up Agreements.........................................28
    SECTION 5.04.  Registration Procedures....................................28
    SECTION 5.05.  Indemnification by the Company.............................32
    SECTION 5.06.  Indemnification by the Participating
                   Stockholders...............................................32
    SECTION 5.07.  Conduct of Indemnification Proceedings.....................33
    SECTION 5.08.  Contribution...............................................34

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                                TABLE OF CONTENTS
                                   (continued)
                                                                            Page

    SECTION 5.09.  Participation in Public Offering...........................35
    SECTION 5.10.  Other Indemnification......................................35
    SECTION 5.11.  Cooperation by the Company.................................35
    SECTION 5.12.  No Transfer of Registration Rights.........................36
    SECTION 5.13.  S-8 Registration Following IPO.............................36
ARTICLE 6   CERTAIN COVENANTS AND AGREEMENTS..................................36
    SECTION 6.01.  Confidentiality............................................36
    SECTION 6.02.  Restrictive Covenants......................................37
    SECTION 6.03.  Conflicting Agreements.....................................37
ARTICLE 7   MISCELLANEOUS.....................................................38
    SECTION 7.01.  Stockholders Representative................................38
    SECTION 7.02.  Binding Effect; Assignability; Benefit.....................38
    SECTION 7.03.  Notices....................................................38
    SECTION 7.04.  Waiver; Amendment; Termination.............................39
    SECTION 7.05.  Fees and Expenses..........................................40
    SECTION 7.06.  Governing Law..............................................40
    SECTION 7.07.  Jurisdiction...............................................40
    SECTION 7.08.  Waiver of Jury Trial.......................................41
    SECTION 7.09.  Specific Enforcement; Cumulative Remedies..................41
    SECTION 7.10.  Entire Agreement...........................................41
    SECTION 7.11.  Captions...................................................41
    SECTION 7.12.  Pronouns...................................................41
    SECTION 7.13.  Spouses....................................................41
    SECTION 7.14.  Severability...............................................42
    SECTION 7.15.  Counterparts; Effectiveness................................42

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                             STOCKHOLDERS' AGREEMENT

                   AGREEMENT dated as of July 29, 2003 among:

          (i)   JOSTENS HOLDING CORP., a Delaware corporation (the "Company");

          (ii) DLJ Merchant Banking Partners III, L.P., DLJ Offshore Partners III-1, C.V., DLJ Offshore Partners III-2, C.V., DLJ Offshore Partners III, C.V., DLJMB Partners III GmbH & Co. KG, Millennium Partners II, L.P. and MBP III Plan Investors, L.P. (together, the "DLJMB Funds"); and

          (iii) the individuals named as Management Stockholders on the signature pages hereof, and the individuals who are members of management and become a party to this Agreement after the date hereof pursuant to the terms hereof (collectively, as listed on Schedule A hereto, which may be amended by the Company to reflect changes in the Management Stockholders from time to time, the "Management Stockholders").

          If any DLJMB Funds shall hereafter Transfer any of their Company Securities to any of their respective Permitted Transferees (as such terms are defined below), the term "DLJMB Funds" shall mean the DLJMB Funds and such Permitted Transferees, taken together, and any right, obligation or action that may be exercised or taken at the election of the DLJMB Funds may be exercised or taken at the election of the DLJMB Funds and such Permitted Transferees.

          If any Management Stockholder shall hereafter Transfer any of his or her Company Securities to any of his or her Permitted Transferees, the term "Management Stockholder" as applied to such Management Stockholder shall mean such Management Stockholder and his or her Permitted Transferees, taken together, and any right, obligation or other action that may be exercised or taken at the election of such Management Stockholder may be exercised or taken at the election of such Management Stockholder and his or her Permitted Transferees.

                              W I T N E S S E T H :

          WHEREAS, the Company is a party to the Agreement and Plan of Merger, dated as of June 17, 2003 (the "Merger Agreement"), among the Company, Ring Acquisition Corp. and Jostens, Inc.;

          WHEREAS, upon the occurrence of the merger and other transactions contemplated by the Merger Agreement, the DLJMB Funds and the Management Stockholders will own all of the outstanding Common Shares (as defined herein); and

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          WHEREAS, the parties hereto desire to enter into this Agreement to govern certain of their rights, duties and obligations after consummation of the transactions contemplated by the Merger Agreement;

          NOW, THEREFORE, in consideration of the covenants and agreements contained herein and in the Merger Agreement, the parties hereto agree as follows:

                                    ARTICLE 1
                                   DEFINITIONS

          SECTION 1.01. Definitions. (a) The following terms, as used herein, have the following meanings:

          "Adverse Person" means any Person who, either directly or through an Affiliate, is a competitor of, or is otherwise materially adverse to, the Company or any of its Subsidiaries as reasonably determined by the Board in good faith.

          "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person; provided that no securityholder of the Company or Intermediate Holdings shall be deemed an Affiliate of any other securityholder solely by reason of an investment in the Company or Intermediate Holdings . For the purpose of this definition, the term "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

          "Aggregate Ownership" means, with respect to any Stockholder or group of Stockholders, the total number of the relevant class of Company Securities owned (without duplication) by such Stockholder or group of Stockholders as of the date of such calculation, calculated on a Fully-Diluted basis.

          "Board" means the board of directors of the Company.

          "Buhrmaster" means Robert Buhrmaster.

          "Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York City are authorized by law to close.

          "Bylaws" means the bylaws of the Company, as the same may be amended from time to time.

          "Cause" shall have the meaning assigned to such term in the Plan.

          "Charter" means the Certificate of Incorporation of the Company, as the same may be amended from time to time.

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          "Closing Date" means July 29, 2003.

          "Common Shares" means shares of Common Stock.

          "Common Stock" means the Company's Class A Voting Common Stock, par value $0.01 per share, and the Class B Non-Voting Common Stock, $0.01 par value per share, collectively and any stock into which such Common Stock may thereafter be converted, changed, reclassified or exchanged.

          "Company Securities" means (i) the Common Stock, (ii) any other common stock issued by the Company, Intermediate Holdings or Jostens and (iii) any securities convertible into or exchangeable for, or options, warrants or other rights to acquire, Common Stock or any other common stock issued by the Company, Intermediate Holdings or Jostens.

          "Disability" shall have the meaning assigned to such term in the Plan.

          "DLJMB" means DLJ Merchant Banking Partners III, L.P.

          "DLJMB Funds" shall have the meaning set forth in the recital.

          "Drag-Along Portion" means, with respect to any Other Stockholder in a Drag-Along Sale (as defined in Section 4.02), the Aggregate Ownership of the relevant class of Company Securities by such Other Stockholder multiplied by a fraction, the numerator of which is the aggregate number of that class of Company Securities proposed to be sold by the Drag-Along Seller (as defined in Section 4.02) in the applicable Drag-Along Sale and the denominator of which is the Aggregate Ownership of that class of Company Securities by the Drag-Along Seller at such time.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          "Fair Market Value" with respect to the Company Securities as of any date of determination, means:

          (i)   $100.00 per share of Common Stock as of the date hereof;

          (ii) if the Company Securities are listed or admitted to trading on a national securities exchange in the United States or reported through The Nasdaq Stock Market ("Nasdaq") then the closing sale price on such exchange or Nasdaq on such date or, if no trading occurred or quotations were available on such date, then the closest preceding date on which such Company Securities were traded or quoted; or

          (iii) if not so listed or reported but a regular, active public market for the Company Securities exists (as determined in the sole discretion of the Board, whose discretion shall be conclusive and binding), then the average of the closing bid and ask quotations per Company Security in the over- the-counter market for such Company Securities in the United States on such date or, if no such quotations are available on such

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date, then on the closest date preceding such date. For purposes of the foregoing, a market in which trading is sporadic and the ask quotations generally exceed the bid quotations by more than fifteen percent (15%) shall not be deemed to be a "regular, active public market."

          If the Board determines that a regular, active public market does not exist for the Company Securities, the Board shall determine the Fair Market Value of the Company Securities in its good faith judgment based on the total number of shares of Common Stock then outstanding, taking into account all outstanding options, warrants, rights or other securities exercisable or exchangeable for, or convertible into, shares of Common Stock. The Board shall make its determination of Fair Market Value from time to time, but not less than annually (the "Valuation") and such determination shall remain in effect until the Board makes the next Valuation (provided that, at any relevant date of determination, the Valuation approximates the Fair Market Value at that date and, if it does not, the Board shall make a new determination of Fair Market Value which shall apply retroactively at such date of determination). Notwithstanding the foregoing, if an investment banker or appraiser appointed by the Board makes a determination of Fair Market Value subsequent to a Valuation, such subsequent determination shall supersede the Valuation then in effect and shall establish the Fair Market Value until the next Valuation.

          "Fully-Diluted" means, with respect to any class of Company Securities, all outstanding shares and all shares issuable in respect of securities convertible into or exchangeable for such shares, all stock appreciation rights, options, warrants and other rights to purchase or subscribe for such class of Company Securities or securities convertible into or exchangeable for such class of Company Securities; provided that if any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for such class of Company Securities are subject to vesting, the Company Securities subject to vesting shall be included in the definition of "Fully-Diluted" only upon and to the extent of such vesting.

          "group of Stockholders" means a "group" of Stockholders, as such term would be interpreted under Section 13(d) of the Exchange Act.

          "Good Reason" means with respect to any Management Stockholder, "good reason" as defined in any effective employment agreement between the Company and such Management Stockholder, or in the absence of any such definition, the following: (i) a material reduction in the Management Stockholder's title(s), status, position(s), authority, duties or responsibilities as an executive of the Company or its Affiliates other than such a reduction caused by an insubstantial and inadvertent action that is remedied by the Company or its Affiliates promptly after the Chief Executive Company (or the Chair of the Compensation Committee of the Board if the Management Stockholder in question is the Chief Executive Officer) becomes aware of the reduction; (ii) a reduction by the Company or any of its Affiliates in the Management Stockholder's base pay, or an adverse change in the form or timing thereof; (iii) the Company's or any of its Affiliates' requiring the Management Stockholder to be based more than thirty (30)

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miles from where his or her office is located immediately prior to the change, except for required travel on the Company's or any of its Affiliates' business; or (iv) any failure by the Company to comply with any provision of this Agreement, the Plan and any stock option agreement between the Company and such Management Stockholder other than an insubstantial or inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after written notice by such Management Stockholder to the Company.

          "Initial Ownership" means, with respect to any Stockholder or group of Stockholders, the Aggregate Ownership by such Stockholder or group of Stockholders as of the date hereof (or, in the case of any Management Stockholder who becomes a party to this Agreement after the date hereof, as of the date of joinder to or entry of such Management Stockholder into this Agreement), in each case taking into account any stock split, stock dividend, reverse stock split or similar event.

          "Initial Public Offering" means the first Public Offering of
Common Stock after the date hereof with aggregate gross proceeds to the Company and all selling stockholders in an amount equal to or greater than $100.0 million.

          "Intermediate Holdings" shall mean Jostens IH Corp., a Delaware corporation.

          "Jostens" means Jostens, Inc., a Minnesota corporation.

          "NASD" means the National Association of Securities Dealers, Inc.

          "Other Stockholders" means all Stockholders other than the DLJMB
Funds.

          "Permitted Transferee" means:

               (i)   in the case of any DLJMB Fund, (A) any other DLJMB Fund,
          (B), any shareholder, member or general or limited partner of any DLJMB Fund (a "DLJMB Partner"), and any corporation, partnership, limited liability company, or other entity that is an Affiliate of any DLJMB Partner (collectively, "DLJMB Affiliates"), (C) any managing director, general partner, director, limited partner, officer or employee of any DLJMB Fund or any DLJMB Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (C) (collectively, "DLJMB Associates"), (D) any trust the beneficiaries of which, or any corporation, limited liability company or partnership the stockholders, members or general or limited partners of which, include only such DLJMB Funds, DLJMB Affiliates, DLJMB Associates, their spouses or other lineal descendants or (E) any "Syndicate Stockholder" as defined in that certain Stock Purchase and Stockholders'

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          Agreement by and among the Company, Intermediate Holdings, the DLJMB
          Funds and the Syndicate Stockholders who are parties thereto dated on or about September 3, 2003; and

               (ii) in the case of any Management Stockholder, (A) any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of such Management Stockholder, or (B) a trust that is for the exclusive benefit of such Management Stockholder or its Permitted Transferees under clause (A) above.

          "Person" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

          "Plan" means the Company's 2003 Stock Incentive Plan.

          "Pro Rata Share" means, for each Management Stockholder and any proposed issuance of any class of Company Securities with respect to which each such Management Stockholder shall be entitled to exercise his or her rights under Section 4.05, (i) for Common Stock or any security convertible into or exchangeable for, or options, warrants or other rights to acquire, Common Stock, the fraction that results from dividing (A) each of such Management Stockholder's Aggregate Ownership of the class of Company Securities (including Common Shares issued or issuable upon exercise of options granted under the Plan to the extent such options are vested) immediately before giving effect to such issuance, by (B) the total number of such underlying class of Company Securities then outstanding and owned by the Stockholders (immediately before giving effect to such issuance), calculated on a Fully-Diluted basis; and (ii) for the issuance of any other equity or equity-linked security, the fraction that results from dividing (A) such Management Stockholder's Aggregate Ownership of the Common Stock by (B) the total number of shares of Common Stock then outstanding and owned by the Stockholders (immediately before giving effect to such issuance), calculated on a Fully-Diluted Basis.

          "Public Offering" means an underwritten public offering of Company Securities pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

          "Registrable Securities" means, at any time, any Company Securities held by any Stockholder until (i) a registration statement covering such Company Securities has been declared effective by the SEC and such Company Securities have been disposed of pursuant to such effective registration statement, (ii) such Company Securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met or (iii) such Company Securities are otherwise Transferred, the Company has delivered a new certificate or

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other evidence of ownership for such Company Securities not bearing the legend required pursuant to this Agreement and such Company Securities may be resold without subsequent registration under the Securities Act.

          "Registration Expenses" means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration, (viii) reasonable fees and out-of-pocket expenses of counsel to the Stockholders participating in the offering selected (A) by the DLJMB Funds, in the case of any offering in which any DLJMB Funds participate, or (B) in any other case, by the Stockholders holding the majority of the Registrable Securities to be sold for the account of all Stockholders in the offering, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any "qualified independent underwriter," including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any "blue sky" or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents' and registrars' fees and expenses and the fees and expense of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any "road shows" undertaken in connection with the registration, marketing or selling of the Registrable Securities and (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies.

          "Remaining Initial Ownership" means, for any Stockholder or group of Stockholders at any time, the percentage equal to a fraction, the numerator of which is the Aggregate Ownership for such Stockholder or group of Stockholders at such time, and

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the denominator of which is the Initial Ownership for such Stockholder or group of Stockholders.

          "Retained Vested Ownership" means, for any Management Stockholder at any time, the percentage equal to a fraction, the numerator of which is the Aggregate Ownership for such Management Stockholder at such time, and the denominator of which is the sum of (i) the Initial Ownership of such Management Stockholder and (ii) each and every amount by which the Aggregate Ownership of such Management Stockholder has increased at any time subsequent to the date of such Management Stockholder's entry into this Agreement.

          "Rule 144" means Rule 144 (or any successor provisions) under the Securities Act.

          "SEC" means the Securities and Exchange Commission.

          "Securities Act" means the Securities Act of 1933, as amended.

          "Stockholder" means each Person (other than the Company and Intermediate Holdings) who, at any relevant determination date, shall be a party to or bound by: (i) this Agreement (as may be amended from time to time) or (ii) that certain Stock Purchase and Stockholders' Agreement dated as of September 3, 2003 (as may be amended from time to time) (the "Stock Purchase and Stockholders Agreement"), among the Company and the stockholders party thereto, so long as such Person shall "beneficially own" (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

          "Subsidiary" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

          "Tag-Along Portion" means, for any Tagging Person (as defined in Section 4.01) in a Tag-Along Sale (as defined in Section 4.01), the Aggregate Ownership of the relevant class of Company Securities by the Tagging Person immediately prior to such Tag-Along Sale multiplied by the Tag-Along Pro Rata Share.

          "Tag-Along Pro Rata Share" means a fraction, the numerator of which is the maximum number of that class of Company Securities proposed to be sold by the applicable Tag-Along Seller (as defined in Section 4.01) in such Tag-Along Sale and the denominator of which is the Aggregate Ownership of that class of Company Securities by the Stockholders at such time.

          "Third Party" means a prospective purchaser of Company Securities in a bona fide arm's-length transaction from a Stockholder, other than a Permitted Transferee or other Affiliate of such Stockholder.

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          "Transfer" means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange, pledge, encumber, hypothecate or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange, pledge, encumbrance, hypothecation, or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

          (b) Each of the following terms is defined in the Section set forth opposite such term:

TERM                                                  SECTION
---------------------------------                     -------
Confidential Information                              6.01(b)
Damages                                               5.05
Demand Registration                                   5.01(a)
Drag-Along Rights                                     4.02(a)
Drag-Along Sale                                       4.02(a)
Drag-Along Sale Notice                                4.02(a)
Drag-Along Sale Notice Period                         4.02(a)
Drag-Along Sale Price                                 4.02(a)
Drag-Along Seller                                     4.02(a)
Drag-Along Transferee                                 4.02(a)
Excess Portion                                        4.01(d)
Excess Shares                                         4.05(c)
Full Participating Stockholder                        4.05(c)
Full Participating Tagging Person                     4.01(d)
Indemnified Party                                     5.07
Indemnifying Party                                    5.07
Inspectors                                            5.04(g)
Issuance Notice                                       4.05(a)
Lock-Up Period                                        5.03
Maximum Offering Size                                 5.01(e)
Piggyback Registration                                5.02(a)
Records                                               5.04(g)
Put-Call Price                                        4.04(d)
Put-Call Securities                                   4.04(d)
Registering Stockholders                              5.01(a)
Replacement Nominee                                   2.03(a)
Requesting Stockholder                                5.01(a)
Tag Along Date                                        4.01(e)
Tag-Along Notice                                      4.01(a)
Tag-Along Notice Period                               4.01(a)
Tag-Along Offer                                       4.01(a)

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TERM                                                  SECTION
---------------------------------                     -------
Tag-Along Response Notice                             4.01(a)
Tag-Along Right                                       4.01(a)
Tag-Along Sale                                        4.01(a)
Tag-Along Seller                                      4.01(a)
Tagging Person                                        4.01(a)
Terminated Stockholder                                4.04(a)
Termination Event                                     4.04(a)
Termination Securities                                4.04(a)
Unwinding Event                                       5.03(b)

          (c) Other Definitional and Interpretive Matters. Unless otherwise expressly provided, for purposes of this Agreement, the following rules of interpretation shall apply:

          Calculation of Time Period. When calculating the period of time before which, within which or following which any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded. If the last day of such period is a non-Business Day, the period in question shall end on the next succeeding Business Day.

          Dollars. Any reference in this Agreement to $ shall mean U.S. dollars.

          Exhibits/Schedules. The Exhibits and Schedules to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement. All Exhibits, Annexes and Schedules annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Schedule, Annex or Exhibit but not otherwise defined therein shall be defined as set forth in this Agreement.

          Gender and Number. Any reference in this Agreement to gender shall include all genders, and words imparting the singular number only shall include the plural and vice versa.

          Headings. The provision of a Table of Contents, the division of this Agreement into Articles, Sections and other subdivisions and the insertion of headings are for convenience of reference only and shall not affect or be utilized in construing or interpreting this Agreement. All references in this Agreement to any "Section" are to the corresponding Section of this Agreement unless otherwise specified.

          Herein. The words such as "herein," "hereinafter," "hereof," and "hereunder" refer to this Agreement as a whole and not merely to a subdivision in which such words appear unless the context otherwise requires.

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                                   ARTICLE 2
                              CORPORATE GOVERNANCE

          SECTION 2.01. Composition of the Board. (a) The Board shall initially consist of seven (7) directors, all of whom shall be designated by DLJMB; provided that Buhrmaster will be a director for so long as he is employed by the Company as its Chief Executive Officer and for two years after the date he ceases to be the Company's Chief Executive Officer, unless (i) the Company terminates Buhrmaster's employment for Cause; (ii) Buhrmaster terminates his employment without Good Reason prior to the third anniversary of the Closing Date; (iii) Buhrmaster is removed as a director within such two-year period for Cause; or (iv) Buhrmaster is in breach of the covenants contained in sections
6.01 or 6.02 hereof as determined by the Board in its sole discretion. DLJMB shall be permitted to increase or decrease the number of directors who serve on the Board from time to time and DLJMB shall be permitted to designate any such additional directors.

          (b) Each Stockholder agrees that, if at any time it is then entitled to vote for the election of directors to the Board, it shall vote all of its Company Securities that are entitled to vote or execute proxies or written consents, as the case may be, and take all other necessary action (including causing the Company to call a special meeting of Stockholders) in order to ensure that the composition of the Board is as set forth in this Section 2.01.

          (c) The Company agrees to cause each individual designated pursuant to Section 2.01(a) or 2.03 to be nominated to serve as a director on the Board, and to take all other necessary actions (including calling a special meeting of the Board and/or Stockholders) to ensure that the composition of the Board is as set forth in this Section 2.01.

          SECTION 2.02. Removal. Each Stockholder agrees that, if at any time it is then entitled to vote for the removal of directors from the Board, it shall not vote any of its Company Securities in favor of the removal of any director who shall have been designated by DLJMB pursuant to Section 2.01, unless DLJMB shall have consented to such removal in writing; provided that if DLJMB shall request in writing the removal, with or without Cause, of such director, such Stockholder shall vote all its Company Securities that are entitled to vote in favor of such removal. Buhrmaster shall not be removed from the Board in violation of Section 2.01 or while he is still employed by the Company as Chief Executive Officer.

          SECTION 2.03. Vacancies. If, as a result of death, Disability, retirement, resignation, removal or otherwise, there shall exist or occur any vacancy on the Board:

          (a) DLJMB may designate another individual (the "Replacement Nominee") to fill such vacancy and serve as a director on the Board; and

          (b) each Stockholder then entitled to vote for the election of directors to the Board agrees that it shall vote all of its Company Securities that are entitled to vote or execute proxies or written consents, as the case may be, in order to ensure that the Replacement Nominee be elected to the Board.

          SECTION 2.04. Charter or Bylaw Provisions. Each Stockholder agrees to vote all of its Company Securities that are entitled to vote or execute proxies or written consents, as the case may be, and to take all other actions necessary, to ensure that the Company's Charter and Bylaws (a) facilitate, and do not at any time conflict with, any provision of this Agreement and (b) permit each Stockholder to receive the benefits to which each such Stockholder is entitled under this Agreement.

                                   ARTICLE 3
                            RESTRICTIONS ON TRANSFER

          SECTION 3.01. General Restrictions on Transfer. (a) Each Stockholder understands and agrees that the Company Securities held by it on the date hereof have not been and will not be registered under the Securities Act and are restricted securities under the Securities Act and the rules and regulations promulgated thereunder. Each Stockholder agrees that it shall not Transfer any Company Securities (or solicit any offers in respect of any Transfer of any Company Securities), except in compliance with the Securities Act, any other applicable securities or "blue sky" laws and any restrictions on Transfer contained in this Agreement. Prior to an Initial Public Offering, no Stockholder shall Transfer any Company Securities to any Person if such Transfer would result in adverse regulatory consequences to the Company, Intermediate Holdings or Jostens, as the case may be, including, without limitation, obligations of the Company, Intermediate Holdings or Jostens, as the case may be, to file periodic reports with the SEC under the Exchange Act.

          (b) Notwithstanding anything in this Agreement to the contrary, no Stockholder shall Transfer any Company Securities to an Adverse Person without the prior written consent of the Company; provided, however, that following an Initial Public Offering, a Stockholder may Transfer Company Securities to an Adverse Person in an open market transaction so long as such Stockholder reasonably has no knowledge that a recipient of such Company Securities is an Adverse Person.

          (c) Any attempt to Transfer any Company Securities not in compliance with this Agreement shall be null and void, and the Company, Intermediate Holdings or Jostens, as the case may be, shall not, and shall cause any transfer agent not to, give any effect in the Company's, Intermediate Holdings' or Jostens', as the case may be, stock records to such attempted Transfer.

          SECTION 3.02. Legends. (a) In addition to any other legend that may be required, each certificate for Company Securities issued to any Stockholder shall bear a legend in substantially the following form:

          "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY FOREIGN OR STATE SECURITIES LAWS AND MAY NOT BE OFFERED OR SOLD EXCEPT IN COMPLIANCE THEREWITH. THIS SECURITY IS ALSO SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AS SET FORTH IN THE STOCKHOLDERS' AGREEMENT DATED AS OF JULY 29, 2003, COPIES OF WHICH MAY BE OBTAINED UPON REQUEST FROM JOSTENS HOLDING CORP. OR ANY SUCCESSOR THERETO."

          (b) If any Company Securities shall cease to be Registrable Securities under clause (i) of the definition thereof, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the first sentence of the legend required by Section 3.02(a) endorsed thereon. If any Company Securities are sold under clause (ii) or clause (iii) of the definition of Registrable Securities, the Company may request that the holder provide an opinion of legal counsel reasonably acceptable to the Company stating that such Company Securities are freely transferable under the Securities Act, and if it requests and receives such opinion, the Company shall issue to such holder a new certificate evidencing such Company Securities without the first sentence of the legend required by Section 3.02(a) endorsed thereon. If any Company Securities cease to be subject to any and all restrictions on Transfer and all other obligations set forth in this Agreement, the Company, upon the written request of the holder thereof, shall issue to such holder a new certificate evidencing such Company Securities without the second sentence of the legend required by
Section 3.02(a) endorsed thereon.

          SECTION 3.03.  Permitted Transferees.

          (a) Subject to Section 3.01, any Stockholder may at any time Transfer any or all of its Company Securities to a Permitted Transferee without the consent of any Person and without compliance with Sections 3.04, 4.01 and 4.02, as the case may be, so long as (a) such Permitted Transferee shall have agreed in writing to be bound by the terms of this Agreement in the form of Exhibit A attached hereto; (b) the Transfer is in compliance with the Securities Act, any other applicable securities or "blue sky" laws and any other restrictions on Transfer contained in this Agreement; and (c) the Transfer does not trigger any registration rights under Section 12(g) of the Securities Act. Such Stockholder must give written prior notice to the Company of any proposed Transfer to a Permitted Transferee, including the identity of such proposed Permitted Transferee and such other information reasonably requested by the Company to ensure compliance with the terms of this Agreement and the Company shall be entitled to condition any such Transfer on receipt of an opinion of counsel reasonably acceptable to the Company that such Transfer is exempt from the registration requirements of the Securities Act.

          (b) If, while a Permitted Transferee holds any Company Securities a Permitted Transferee ceases to qualify as a Permitted Transferee in relation to the initial transferor Stockholder from whom or which such Permitted Transferee or any previous Permitted Transferee of such initial transferor Stockholder received such shares or becomes an Adverse Person (an "Unwinding Event"), then the relevant initial transferor Stockholder:

               (i) shall forthwith notify the other Stockholders and the Company of the pending occurrence of such Unwinding Event; and

               (ii) shall take all actions necessary, prior to such Unwinding Event, to effect a Transfer of all the Company Securities held by the relevant Permitted Transferee either back to such Stockholder or, pursuant to this Section 3.03, to another Person which qualifies as a Permitted Transferee of such initial transferring Stockholder.

          SECTION 3.04.  Restrictions on Transfers by Management Stockholders.
(a) Subject to Section 3.04(b), no Management Stockholder may Transfer any of his Company Securities, except to a Permitted Transferee in accordance with
Section 3.03 or as follows (in each case in compliance with the Securities Act, any other applicable securities or "blue sky" laws, any restrictions contained in the terms and conditions for such Company Securities, and any agreement or instrument pursuant to which such Company Securities have been issued):

               (i) in a Transfer of Company Securities in a Tag-Along Sale or Drag-Along Sale pursuant to Section 4.01 or 4.02; or

               (ii) in a Transfer of Company Securities after the later of (x) the one year anniversary date of the Initial Public Offering, and (y) the date which the Remaining Initial Ownership for the DLJMB Funds falls below 75%, pursuant to a Public Offering in connection with the exercise of their respective registration rights under Article 4 hereof, Rule 144, or in a Transfer to any Person that is not an Adverse Person; provided that a Management Stockholder shall only be permitted to Transfer the number of Common Shares that would reduce such Management Stockholder's Retained Vested Ownership (together with all other Transfers by such Management Holder under this Section 3.04(a)(ii)), by a percentage equal to the difference between (x) 75%, and (y) the Remaining Initial Ownership of the DLJMB Funds on such date of Transfer.

          (b) The restrictions on Transfers set forth in Section 3.04(a) above shall terminate at the earlier to occur of (i) the tenth anniversary of the Closing Date and (ii) the date when the Remaining Initial Ownership for the DLJMB Funds falls below 15%.

          Section 3.05 Restrictions on Transfers by DLJMB Funds. Prior to the Initial Public Offering, any DLJMB Fund may at any time Transfer any Company Securities (i) to a Permitted Transferee in compliance with Section 3.03 or (ii) to any other Person so long as (A) such Transfer is not to an Adverse Person without the prior written consent of the Company, (B) the transferee agrees to be bound by this Agreement and (C) the transferor complies with Section 4.01 hereof to the extent applicable to such Transfer. After the Initial Public Offering, subject to Section 5.02, there shall be no restrictions on any DLJMB Fund's ability to Transfer any Company Securities.

                                    ARTICLE 4
             TAG-ALONG RIGHTS; DRAG-ALONG RIGHTS; PREEMPTIVE RIGHTS

          SECTION 4.01. Tag-Along Rights. (a) Excluding Transfers to Permitted Transferees in compliance with Section 3.03, the DLJMB Funds shall be permitted to Transfer in the aggregate Company Securities representing up to 10% of the Initial Ownership of the DLJMB Funds of each class without being subject to this
Section 4.01 (the "Initial Basket"). Subject to Sections 4.01(g) and 4.03, if any DLJMB Funds (collectively, the "Tag-Along Seller") propose to Transfer any class of Company Securities to any Third Party or Third Parties in a single transaction or in a series of related transactions involving the Transfer by the DLJMB Funds of Company Securities which exceed the Initial Basket (a "Tag-Along Sale"),

               (i) the Tag-Along Seller shall provide each Other Stockholder written notice of the terms and conditions of such proposed Transfer ("Tag-Along Notice") and offer each Other Stockholder the opportunity to participate in such Transfer in accordance with this Section 4.01, and

               (ii) each Other Stockholder may elect, at its option, to participate in the proposed Transfer in accordance with this Section
          4.01 (each such electing Other Stockholder, a "Tagging Person").

          The Tag-Along Notice shall identify the number and class of Company Securities proposed to be sold by the Tag-Along Seller and all other Company Securities subject to the offer ("Tag-Along Offer"), the consideration for which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any, and a firm offer by the proposed Third Party transferee to purchase Company Securities from the Stockholders in accordance with this Section 4.01.

          From the date of its receipt of the Tag-Along Notice, each Tagging Person shall have the right (a "Tag-Along Right"), exercisable by notice ("Tag-Along Response Notice") given to the Tag-Along Seller within ten (10) Business Days after its receipt of the Tag-Along Notice (the "Tag-Along Notice Period"), to request and require that the Tag-Along Seller include in the proposed Transfer up to the number of Company Securities constituting its Tag-Along Portion of Company Securities and the Tag-Along Seller shall include the number of Company Securities proposed to be Transferred by the

Tag-Along Seller as set forth in the Tag-Along Notice, reduced by the aggregate number of Company Securities to be sold by all Tagging Persons. Each Tag-Along Response Notice shall include wire transfer instructions for payment of the purchase price for the Company Securities to be sold in such Tag-Along Sale. Each Tagging Person that exercises its Tag-Along Rights hereunder shall deliver to the Tag-Along Seller, with its Tag-Along Response Notice, the certificate or certificates representing the Company Securities of such Tagging Person to be included in the Tag-Along Sale, together with a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Company Securities on the terms set forth in the Tag-Along Notice. Delivery of the Tag-Along Response Notice with such certificate or certificates and limited power-of-attorney shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons.

          If, at the end of a 120-day period after the Tag-Along Date (which 120-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of five
(5) Business Days after all such approvals have been received, but in no event later than 180 days following the Tag-Along Date by the Tag-Along Seller), the Tag-Along Seller has not completed the Transfer of all such Company Securities on substantially the same terms and conditions set forth in the Tag-Along Notice, the Tag-Along Seller shall (i) promptly return to each Tagging Person the limited power-of-attorney (and all copies thereof) together with all certificates representing the Company Securities that such Tagging Person delivered for Transfer pursuant to this Section 4.01(a) and any other documents in the possession of the Tag-Along Seller executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (ii) not conduct any Transfer of Company Securities without again complying with this Section 4.01(a).

          (b) Concurrently with the consummation of the Tag-Along Sale, the Tag-Along Seller shall (i) notify the Tagging Persons thereof, (ii) remit or cause to be remitted to the Tagging Persons the total consideration to be paid at the closing of the Tag-Along Sale for the Company Securities of the Tagging Persons Transferred pursuant thereto, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable Tag-Along Response Notices and
(iii) promptly after the consummation of such Tag-Along Sale, furnish such other evidence of the completion and the date of completion of such Transfer and the terms thereof as may be reasonably requested by the Tagging Persons.

          (c) If at the termination of the Tag-Along Notice Period any Other Stockholder shall not have elected to participate in the Tag-Along Sale, such Other Stockholder shall be deemed to have waived its rights under Section 4.01(a) with respect to, and only with respect to, the Transfer of its Company Securities pursuant to such Tag-Along Sale.

          (d) If (i) any Other Stockholder declines to exercise its Tag-Along Rights or (ii) any Tagging Person elects to exercise its Tag-Along Rights with respect to less than such Tagging Person's Tag-Along Portion (the "Excess Portion"), the Tag-Along Seller shall notify the Tagging Persons who desire to sell their Tag-Along Portion

(but not less than such amount) (a "Fully Participating Tagging Person") and the Tag-Along Seller and any Fully Participating Tagging Person shall be entitled to Transfer, pursuant to the Tag-Along Offer, in addition to any Company Securities already being Transferred, a number of Company Securities held by it equal to the product of (i) the Excess Portion and (ii) a fraction, the numerator of which is the Aggregate Ownership of the class of Company Securities of the Tag-Along Seller or Fully Participating Tagging Person, as the case may be, and the denominator of which is equal to the sum of the Aggregate Ownership of the class of Company Securities of the Tag-Along Seller and all Fully Participating Tagging Persons.

          (e) The Tag-Along Seller shall Transfer, on behalf of itself and any Tagging Person, the Company Securities subject to the Tag-Along Offer and elected to be Transferred on the terms and conditions set forth in the Tag-Along Notice within 120 days (or such longer period as extended under Section 4.01(a)) of the date on which all Tag-Along Rights shall have been waived, exercised or expired (the "Tag-Along Date").

          (f) Notwithstanding anything contained in this Section 4.01, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons (other than the obligation to return any certificates evidencing Company Securities and limited powers- of-attorney received by the Tag-Along Seller) if the Transfer of Company Securities pursuant to Section 4.01 is not consummated for whatever reason. The decision to effect a Transfer of Company Securities pursuant to this Section 4.01 by the Tag-Along Seller is in the sole and absolute discretion of the Tag-Along Seller.

          (g) The provisions of this Section 4.01 shall not apply to any Transfer of Company Securities: (i) to any Permitted Transferees of the Tag-Along Seller, (ii) in a Drag-Along Sale for which the Drag-Along Seller shall have elected to exercise its rights under Section 4.02 or (iii) in the Initial Public Offering or at any time thereafter. The provisions of this
Section 4.01 shall terminate upon the consummation of the Initial Public
Offering.

          SECTION 4.02. Drag-Along Rights. (a) Subject to Sections 4.02(f) and 4.03, if one or more of the DLJMB Funds (collectively, the "Drag-Along Seller") propose to Transfer any class of Company Securities to any Third Party or Parties (the "Drag-Along Transferee") in a single transaction or in a series of related transactions, and

               (i) the Company Securities to be Transferred by the Drag-Along Seller represent not less than 50% of the Initial Ownership of that class of Company Securities owned by the DLJMB Funds (in which case the provisions of Sections 4.02(b)-(e) shall apply), or

               (ii) the Company Securities to be Transferred by the Drag-Along Seller, together with the Company Securities to be Transferred by the Other Stockholders pursuant to this Section 4.02(a), constitute more than 50% of the Common Shares then outstanding (in which case the provisions of Sections 4.02(b)-(e) shall apply),

(any such Transfer, a "Drag-Along Sale"), the Drag-Along Seller may at its option require each Other Stockholder to Transfer the Drag-Along Portion of the class of Company Securities ("Drag-Along Rights") then held by such Other Stockholder, and (subject to and at the closing of the Drag-Along Sale) to exercise such number of options for Common Shares held by such Other Stockholder as is required in order that a sufficient number of Common Shares are available to Transfer the relevant Drag-Along Portion of Company Securities held by each such Other Stockholder, for the same consideration per share or unit of the relevant class of Company Securities and otherwise on the same terms and conditions as the Drag-Along Seller; provided that any Other Stockholder that holds options the exercise price per share of which is greater than the per share price at which the Common Shares are to be Transferred to the Drag-Along Transferee, if required by the Drag-Along Seller to exercise such options, may, in place of such exercise, submit to irrevocable cancellation thereof without any liability for payment of any exercise price with respect thereto. If the Drag-Along Sale is not consummated with respect to any Common Shares acquired upon exercise of such options, or the Drag-Along Sale is not consummated, such options shall be deemed not to have been exercised or canceled, as applicable.

          (b) The Drag-Along Seller shall provide notice of such Drag-Along Sale to the Other Stockholders (a "Drag-Along Sale Notice") not later than five
(5) Business Days prior to the proposed Drag-Along Sale. The Drag-Along Sale Notice shall identify the Drag-Along Transferee, the number of Company Securities subject to the Drag-Along Sale, the consideration for which a Transfer is proposed to be made (the "Drag-Along Sale Price") and all other material terms and conditions of the Drag-Along Sale. The number of Company Securities to be sold by each Other Stockholder shall be the Drag-Along Portion of the class of Company Securities that such Other Stockholder owns. Each Other Stockholder shall be required to participate in the Drag-Along Sale on the terms and conditions set forth in the Drag-Along Sale Notice and to tender the Drag-Along Portion of its Company Securities as set forth below. The price payable in such Transfer shall be the Drag-Along Sale Price. Not later than five
(5) Business Days after the date of the Drag-Along Sale Notice (the "Drag-Along Sale Notice Period"), each of the Other Stockholders shall deliver to a representative of the Drag-Along Seller designated in the Drag-Along Sale Notice the certificate and other applicable instruments representing the Company Securities of such Other Stockholder to be included in the Drag-Along Sale, together with a limited power-of-attorney authorizing the Drag-Along Seller or such representative to Transfer such Company Securities on the terms set forth in the Drag-Along Notice and wire transfer instructions for payment of the cash portion of the consideration to be received in such Drag-Along Sale, or, if such delivery is not permitted by applicable law, an unconditional agreement to deliver such Company Securities pursuant to this Section 4.02(b) at the closing for such Drag-Along Sale against delivery to such Other Stockholder of the consideration therefor. If an Other Stockholder should fail to deliver such certificates to the Drag-Along Seller and the Drag-Along Sale is consummated, the Company shall cause the books and records of the Company to show that such Company Securities are bound by the provisions of this Section 4.02(b) and that such Company Securities shall be Transferred to the Drag-Along Transferee immediately upon surrender for Transfer by the holder thereof.

          (c) The Drag-Along Seller shall have a period of 120 days from the date of receipt of the Drag-Along Sale Notice to consummate the Drag-Along Sale on the terms and conditions set forth in such Drag-Along Sale Notice, provided that, if such Drag-Along Sale is subject to regulatory approval, such 120-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than 180 days following the date of receipt of the Drag-Along Sale Notice. If the Drag-Along Sale shall not have been consummated during such period, the Drag-Along Seller shall promptly return to each of the Other Stockholders the limited power-of-attorney (and all copies thereof) and all certificates and other applicable instruments representing Company Securities that such Other Stockholders delivered for Transfer pursuant hereto, together with any other documents in the possession of the Drag-Along Seller executed by the Other Stockholders in connection with such proposed Transfer, and all the restrictions on Transfer contained in this Agreement or otherwise applicable at such time with respect to such Company Securities owned by the Other Stockholders shall again be in effect.

          (d) Concurrently with the consummation of the Drag-Along Sale, the Drag-Along Seller shall give notice thereof to the Other Stockholders, shall remit or cause to be remitted to each of the Other Stockholders that have surrendered their certificates and other applicable instruments the total consideration to be paid at the closing of the Drag-Along Sale (the cash portion of which is to be paid by wire transfer of immediately available funds in accordance with such Other Stockholder's wire transfer instructions) for the Company Securities Transferred pursuant hereto and shall furnish such other evidence of the completion and time of completion of such Transfer and the terms thereof as may be reasonably requested by such Other Stockholders.

          (e) Notwithstanding anything contained in this Section 4.02, there shall be no liability on the part of the Drag-Along Seller to the Other Stockholders (other than the obligation to return the limited power-of-attorney and the certificates and other applicable instruments representing Company Securities received by the Drag-Along Seller) if the Transfer of Company Securities pursuant to this Section 4.02 is not consummated for whatever reason, regardless of whether the Drag-Along Seller has delivered a Drag-Along Sale Notice. The decision to effect a Transfer of Company Securities pursuant to this
Section 4.02 by the Drag-Along Seller is in the sole and absolute discretion of the Drag-Along Seller.

          (f) The provisions of this Section 4.02 shall not apply to any Transfer of the Common Shares in a Public Offering. The provisions of this
Section 4.02 shall continue in effect following the consummation of the Initial Public Offering.

          SECTION 4.03. Additional Conditions to Tag-Along Sales and Drag-Along Sales. Notwithstanding anything contained in Sections 4.01 or 4.02, in connection with a Tag-Along Sale under Section 4.01 or a Drag-Along Sale under
Section 4.02:

          (a) upon the consummation of such Tag-Along Sale or Drag-Along Sale, all of the Stockholders participating therein will receive the same form and amount of consideration per share, or, if any Stockholders are given an option as to the form and amount of consideration to be received, all Stockholders participating therein will be given the same option; and

          (b) the DLJMB Funds shall ensure that upon the consummation of such Tag-Along Sale or Drag-Along Sale, all of the Stockholders participating therein will receive the same form and amount of consideration per share, or, if any Stockholders are given an option as to the form and amount of consideration to be received, all Stockholders participating therein will be given the same option; and

          (c) each Other Stockholder shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer, (ii) benefit from and be subject to all of the same provisions of the definitive agreements as the Tag-Along Seller or Drag-Along Seller, as the case may be, and (iii) be required to bear their proportionate share of any escrows, holdbacks or adjustments in respect of the purchase price or indemnification obligations; provided that no Other Stockholder shall be obligated (A) to indemnify, other than severally indemnify, any Person in connection with such Tag-Along Sale or Drag-Along Sale, as the case may be, (B) to incur liability to any Person in connection with such Tag-Along Sale or Drag-Along Sale, as the case may be, including without limitation under any indemnity, in excess of the lesser of (1) its pro rata share of such liability and (2) the proceeds realized by such Other Stockholder in such sale, or (C) to agree not to compete with or solicit employees of any Person; provided that any Management Stockholder who is offered continued employment with the Company or any of its Subsidiaries after such Tag-Along Sale or Drag-Along Sale on reasonably similar or better terms may be required to agree with all the provisions in Sections 6.01 and 6.02 hereof.

          SECTION 4.04.  Repurchase Rights.

          (a) Upon any Management Stockholder ceasing to be employed by, or engaged as a consultant to, or director of, the Company or its subsidiaries (a "Terminated Stockholder") for any reason other than by reason of such Management Stockholder's death or Disability (a "Termination Event"), subject to the provisions of Section 4.04(b) and (c) hereof, the Company shall have the option to purchase, and if such option is exercised, such Terminated Stockholder shall sell, and shall cause any Permitted Transferees of such Terminated Stockholder to sell, to the Company all or any portion of Company Securities owned by such Management Stockholder and such Permitted Transferees (the "Termination Securities") on the date of the occurrence of such

Termination Event or acquired pursuant to the exercise of options held by such Terminated Stockholder on the date of the occurrence of such Termination Event (the "Termination Date") at a price per Termination Security equal to the Termination Price (as determined pursuant to Section 4.04(g) below) of the Termination Securities on the date of the Termination Event; provided that any portion of Company Securities which are (i) options, warrants or other rights to acquire Common Stock or any other equity or equity-linked security issued by the Company and (ii) not vested as of the Termination Date, shall be cancelled as of such Termination Date.

          (b) The Company shall notify a Terminated Stockholder in writing, within ninety (90) days after the later of (i) the Termination Date or (ii) the date on which Shares are acquired by such Terminated Stockholder or its Permitted Transferee pursuant to the exercise of options held by the Terminated Stockholder on the date of the occurrence of such Termination Event, whether the Company will exercise its option to purchase the Termination Securities. The Company shall have the option to assign its right to purchase all or any portion of the Termination Securities under this Section 4.04 to any of the DLJMB Funds (provided that, prior to assigning such right to any particular DLJMB Fund, all such other DLJMB Funds shall first be offered a right to purchase such securities pro rata in proportion to the number of shares of Company Securities held by such DLJMB Fund) and any such DLJMB Fund may exercise the Company's rights under this Section 4.04 in the same manner in which the Company could exercise such rights.

          (c) The closing of the purchase by the Company of Termination Securities pursuant to Section 4.04(a) shall take place at the principal office of the Company on the date chosen by the Company, which date shall, except as may be reasonably necessary to determine the Termination Price, in no event be more than 90 days after the Company notifies such Terminated Stockholder of the exercise of its option to purchase the Termination Securities pursuant to
Section 4.04(b). At such closing, the Company shall deliver to the Terminated Stockholder and such Terminated Stockholder's Permitted Transferees, against delivery of duly endorsed certificates representing such Termination Securities, free and clear of all Liens and payment of the Termination Price.

          (d) Upon any Management Stockholder's death or Disability, (i) such Management Stockholder shall have the option to sell and if such option is exercised the Company shall purchase, and (ii) the Company shall have the option to purchase and if such option is exercised the Management Stockholder shall sell, in each case, all or any portion of Company Securities owned by such Management Stockholder and such Permitted Transferees (the "Put-Call Securities") on the date of the occurrence of such death or Disability or acquired pursuant to the exercise of options held by such Management Stockholder on the date of the occurrence of such death or Disability (the "Put-Call Date") at a price per Put-Call Security equal to Fair Market Value (the "Put-Call Price").

          (e) The Management Stockholder (or such Management Stockholder's Permitted Transferees) or the Company, as the case may be, shall notify the other in writing, within thirty (30) days after the later of (i) the Put-Call Date or
(ii) the date on which Company Securities are acquired by such Management Stockholder or such Permitted Transferee pursuant to the exercise of options held by such Management Stockholder on the date of occurrence of such Put-Call Date whether such Management Stockholder (or such Permitted Transferee) or the Company, as the case may be, will exercise its option pursuant to Section 4.04(d). The Company shall have the option to assign its right to purchase all or any portion of the Put-Call Securities under this Section 4.04 to any of the DLJMB Funds (provided that, prior to assigning such right to any particular DLJMB Fund, all such other DLJMB Funds shall first be offered a right to purchase such securities pro rata in proportion to the number of shares of Company Securities held by such DLJMB Fund) and any such DLJMB Fund may exercise the Company's rights under this Section 4.04 in the same manner in which the Company could exercise such rights.

          (f) Any notice delivered pursuant to Section 4.04(d) shall set forth the date chosen by such party, which date shall in no event be less than 30 days from the date that notice was mailed nor more than 120 days after the occurrence of the death or Disability (or, with respect to Common Shares acquired pursuant to the exercise of options held by the Management Stockholder on the date of the occurrence of such death or Disability, no more than 120 days after the receipt of such Common Shares). The closing of the purchase by the Company of Put-Call Securities pursuant to Section 4.04(d) shall take place at the principal office of the Company. At such closing, the Company shall deliver to such Management Stockholder or such Management Stockholder's and such Management Stockholder's Permitted Transferees, against delivery of duly endorsed certificates representing such Put-Call Securities, free and clear of all Liens and payment of the purchase price per Put-Call Security as set forth in Section 4.04(g) below.

          (g) For purposes of this Section 4.04, (i) if the employment or other service arrangement of a Management Stockholder is terminated (A) by the Company or a Subsidiary thereof for Cause or (B) by the Management Stockholder without Good Reason, the Termination Price shall be an amount per Termination Security equal to the lesser of (1) the Fair Market Value, and (2) the original purchase price paid to the Company for the Termination Securities, and (ii) if the employment or other service arrangement of a Management Stockholder is terminated (A) by the Company or a Subsidiary thereof other than for Cause, or
(B) by the Management Stockholder for Good Reason, the Termination Price shall be an amount per Termination Security equal to the Fair Market Value thereof.

          (h) The Company shall pay the Termination Price and Put-Call Price, as the case may be, in cash; provided, however, that the Termination Price and Put-Call Price may be paid by the execution and delivery by the Company of a promissory note, subordinated on terms requested by the Company to any indebtedness of the Company to any third parties, bearing interest at the prime rate, per annum, as published in the Wall Street Journal, with principal and accrued interest and payable in equal installments on each of the first four anniversaries of the closing date (or at such time as is required in order to address the issue set forth in clauses (ii) or (iii) below) if (i) such Management Stockholder is in breach of the covenants contained in Sections 6.01 or 6.02 hereof as determined by the Board in its sole discretion; (ii) restrictive covenants or other provisions contained in the documents evidencing the Company's indebtedness for borrowed money do not permit the Company to make such payments in cash (or to the extent partial cash payment is permitted, the balance to be represented by such a note); or (iii) the cash payment of the Termination Price or Put-Call Price would adversely affect the Company's financial condition as determined by the Board, in its sole discretion.

          (i) The provisions of this Section 4.04 shall terminate upon the consummation of the Initial Public Offering, provided, however, that the rights contained in Section 4.04(e) shall survive the Initial Public Offering for so long as the Termination Securities are not registered or may not be Transferred, without restriction, pursuant to Rule 144 of the Securities Act.

          SECTION 4.05. Preemptive Rights. (a) The Company shall give each Management Stockholder written notice (an "Issuance Notice") of any proposed issuance by the Company, Intermediate Holdings or Jostens, as the case may be, of any Company Securities to any DLJMB Funds or their successors, as the case may be, prior to the Initial Public Offering at least ten (10) Business Days prior to the proposed issuance date. The Issuance Notice shall specify the number and class of such Company Securities and the price at which such Company Securities are to be issued to any DLJMB Fund or DLJMB Funds and the other material terms and conditions of the issuance. Subject to Section 4.05(e) below, if any DLJMB Funds or DLJMB Funds will purchase any such Company Securities, each Management Stockholder shall be entitled to purchase such Management Stockholder's Pro Rata Share of the Company Securities proposed to be issued to the DLJMB Funds, at the price and on the other terms and conditions specified in the Issuance Notice.

          (b) Each Management Stockholder may exercise his or her rights under this Section 4.05 by delivering notice of his or her election to purchase such Company Securities to the Company the DLJMB Funds and to each other within ten
(10) Business Days of receipt of the Issuance Notice. A delivery of such notice (which notice shall specify the number (or amount) of Company Securities to be purchased by such Management Stockholder submitting such notice) by such Management Stockholder shall constitute a binding agreement of such Management Stockholder to purchase, at the price and on the terms and conditions specified in the Issuance Notice, the number of shares (or amount) of Company Securities specified in such Management Stockholder's notice. If, at the termination of such ten (10) Business Day-period, any Management Stockholder shall not have exercised his or her rights to purchase any of such Management Stockholder's Pro Rata Share of such Company Securities, such Management Stockholder shall be deemed to have waived all of its rights under this Section 4.05 with respect to, and only with respect to, the purchase of such Company Securities.

          (c) If any Management Stockholder to exercise his or her preemptive rights under this Section 4.05 or elects to exercise such rights with respect to less than such Management Stockholder's Pro Rata Share (the "Excess Shares"), the DLJMB Funds and any participating Management Stockholder electing to exercise his or her rights with respect to his or her full Pro Rata Share (a "Fully Participating Stockholder") shall be entitled to purchase an additional number of Company Securities equal to the product of (i) the Excess Shares and (ii) a fraction, the numerator of which is the Aggregate Ownership of that class of Company Securities of the DLJMB Funds or the Fully Participating Stockholder, as the case may be, and the denominator of which is equal to the sum of the Aggregate Ownership of that class of Company Securities of the DLJMB Funds and all Fully Participating Stockholders.

          (d) The Company, Intermediate Holdings or Jostens, as the case may be, shall have ninety (90) days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such Company Securities that the DLJMB Funds and each Management Stockholder have elected not to purchase at the price and upon terms and conditions that are not materially less favorable to the Company, Intermediate Holdings or Jostens, as the case may be, than those specified in the Issuance Notice, provided that, if such issuance is subject to regulatory approval, such 90-day period shall be extended until the expiration of five (5) Business Days after all such approvals have been received, but in no event later than 120 days from the date of the Issuance Notice. At the consummation of such issuance, the Company, Intermediate Holdings or Jostens, as the case may be, shall issue certificates representing the Company Securities to be purchased by each Management Stockholder exercising preemptive rights pursuant to this Section 4.05 registered in the name of such Management Stockholder, against payment by such Management Stockholder of the purchase price for such Company Securities. If the Company, Intermediate Holdings or Jostens, as the case may be, proposes to issue any class of Company Securities after such 90-day period or on other terms materially less favorable to the issuer, it shall again comply with the procedures set forth in this Section 4.05.

          (e) None of the Company, Intermediate Holdings or Jostens, as the case may be, shall not be under any obligation to consummate any proposed issuance of Company Securities, nor shall there be any liability on the part of the Company, Intermediate Holdings or Jostens, as the case may be, to any Management Stockholder if the Company has not consummated any proposed issuance of Company Securities pursuant to this Section 4.05 for whatever reason, regardless of whether it shall have delivered an Issuance Notice in respect of such proposed issuance.

          (f) The provisions of this Section 4.05 shall terminate upon the consummation of the Initial Public Offering. The Company may offer and sell Company Securities to the DLJMB Funds subject to the preemptive rights under this Section 4.05 without first offering such Company Securities to each Management Stockholder or complying with the procedures of this Section 4.05, so long as each Management Stockholder receive prompt written notice of such sales and thereafter are given the opportunity to purchase his or her respective Pro Rata Shares of such Company Securities within forty-five (45) days after the close of such sale and in any event no later than ten (10) Business Days from receipt of the notice referred to herein on substantially the same terms and conditions as such sale to the DLJMB Funds, however, the price of such Company Securities shall be identical to the price paid by the DLJMB Funds.

                                    ARTICLE 5
                               REGISTRATION RIGHTS

          SECTION 5.01. Demand Registration. (a) If the Company (for purposes of this Article 5, to the extent Company Securities includes equity securities of Intermediate Holdings or Jostens, "Company" shall refer to the Company, Intermediate Holdings or Jostens, as applicable) shall receive a written request from any DLJMB Funds (such requesting person, the "Requesting Stockholder") that the Company effect the registration under the Securities Act of all or any portion of such Requesting Stockholder's Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request shall be referred to herein as a "Demand Registration") at least fifteen (15) Business Days prior to the anticipated filing date of the registration statement relating to such Demand Registration to the other Stockholders and thereupon shall use its best efforts to effect, as expeditiously as possible, the registration under the Securities Act of:

               (i) all Registrable Securities for which the Requesting Stockholders have requested registration under this Section 5.01, and

               (ii) subject to the restrictions set forth in Sections 5.01(e) and 5.02, all other Registrable Securities of the same class as those requested to be registered by the Requesting Stockholders that any Stockholders with rights to request registration under Section 5.02 (all such Stockholders, together with the Requesting Stockholders, the "Registering Stockholders") have requested the Company to register by request received by the Company within ten (10) Business Days after such Stockholders receive the Company's notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered; provided that, subject to
          Section 5.01(d) hereof, the Company shall not be obligated to effect
          (x) more than six Demand Registrations, (y) more than one Demand Registration during any four-month period, or (z) any Demand Registration unless the aggregate gross proceeds expected to be received from the sale of the Registrable Securities requested to be included by all Registering Stockholders in such Demand Registration are at least (A) $50 million if such Demand Registration would constitute the Initial Public Offering, or (B) $25 million in any Demand Registration other than the Initial Public Offering.

          (b) Promptly after the expiration of the ten (10) Business Day period referred to in Section 5.01(a)(ii) hereof, the Company will notify all Registering Stockholders of the identities of the other Registering Stockholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Stockholders may revoke such request, without liability to any of the other Registering Stockholders, by providing a notice to the Company revoking such request.

          (c)  The Company shall be liable for and pay all Registration
Expenses in connection with each Demand Registration, regardless of whether such Registration is effected.

          (d)  A Demand Registration shall not be deemed to have occurred:

               (i) unless the registration statement relating thereto (A) has become effective under the Securities Act and (B) has remained effective for a period of at least 120 days (or such shorter period in which all Registrable Securities of the Registering Stockholders included in such registration have actually been sold thereunder), provided that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (1) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (2) less than 75% of the Registrable Securities included in such registration statement have been sold thereunder; or

               (ii) if the Maximum Offering Size (as defined below) is reduced in accordance with Section 5.01(e) such that less than 50% of the Registrable Securities of the Requesting Stockholders sought to be included in such registration are included.

          (e) If a Demand Registration involves a Public Offering and the managing underwriter advises the Company and the Requesting Stockholders that, in its view, the number of Company Securities that the Registering Stockholders and the Company propose to include in such registration exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the "Maximum Offering Size"), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

               (i) first, all Registrable Securities requested to be registered by the Requesting Stockholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such entities on the basis of the relative number of Registrable Securities so requested to be included in such registration by each),

               (ii) second, all Registrable Securities proposed to be registered by the Company, and

               (iii) third, all Registrable Securities requested to be included in such registration by any other Registering Stockholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such other Registering Stockholders on the basis of the relative number of Registrable Securities so requested to be included in such registration by each).

          SECTION 5.02. Piggyback Registration. (a) If the Company proposes to register any Company Securities under the Securities Act (whether for itself or in connection with a sale of securities by a Third Party, but other than a registration on Form S-8 or S-4, or any successor or similar forms, relating to Common Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person) and in such registration shares of Registrable Securities owned by the DLJMB Funds will be offered for sale, the Company shall each such time give prompt written notice at least ten (10) Business Days prior to the anticipated filing date of the registration statement relating to such registration to each Stockholder with rights to require registration of Company Securities hereunder, which notice shall set forth such Stockholder's rights under this Section 5.02 and shall offer such Stockholder the opportunity to include in such registration statement up to a number of the same class or series of Registrable Securities as proposed to be offered in such registration equal to its total amount of such Registrable Securities multiplied by a fraction, the numerator of which is the number of such Registrable Securities proposed to be sold by the DLJMB Funds (for its own account) in such offering and the denominator of which is the aggregate number of such Registrable Securities of such class or series held by the DLJMB Funds at such time (a "Piggyback Registration"), subject to the restrictions set forth herein. Upon the request of any such Stockholder made within five (5) Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Stockholder), the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Stockholders with rights to require registration of Company Securities hereunder, to the extent requisite to permit the disposition of the Registrable Securities so to be registered, provided that
(i) if such registration involves a Public Offering, all such Stockholders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected as provided in Section 5.04(f)(i) on the same terms and conditions as apply to the Company or any other selling stockholders, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 5.02(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Stockholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. No registration effected under this Section 5.02 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section 5.01. The Company shall be liable for and pay all Registration Expenses in connection with each Piggyback Registration.

          (b) If a Piggyback Registration involves a Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 5.01(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Company Securities that the Company a and such selling stockholders propose to include in such registration exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the "Maximum Offering Size"), the Company shall include in such registration, in the following priority, up to the Maximum Offering Size:

               (i) first, such number of Company Securities proposed to be registered for the account of the Company, if any, as would not cause the offering to exceed the Maximum Offering Size, and

               (ii) second, all Registrable Securities requested to be included in such registration by any Stockholders pursuant to Section
          5.02 and similar registration rights provided to Stockholders by the Company (allocated, if necessary for the offering not to exceed the Maximum Offering Size, pro rata among such Stockholders based on their relative ownership of Company Securities).

          (c) No Management Stockholder shall be permitted to exercise its rights to require registration of any Company Securities in the Initial Public Offering. No Management Stockholder shall have any rights to require registration of any Company Securities except to the extent such Stockholder shall be permitted to Transfer such Company Securities pursuant to Section 3.03 or 3.04.

          SECTION 5.03. Lock-Up Agreements. If any registration of Company Securities shall be effected in connection with a Public Offering, neither the Company nor any Stockholder shall effect any public sale or distribution, including any sale pursuant to Rule 144, of any Company Securities or other security of the Company (except as part of such Public Offering) during the period (each such period, a "Lock-Up Period") beginning fourteen (14) days prior to the distribution of a preliminary prospectus until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 180 days after such effective date.

          SECTION 5.04. Registration Procedures. Whenever any Stockholders request that any Registrable Securities be registered pursuant to Section 5.01 or 5.02 hereof, subject to the provisions of such Sections, the Company shall use its best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

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

          (a) The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use its best efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a shelf registration statement, one (1) year (or such shorter period in which all of the Registrable Securities of the Registering Stockholders included in such registration statement shall have actually been sold thereunder).

          (b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each participating Stockholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Stockholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Stockholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Stockholder.

          (c)  After the filing of the registration statement, the Company shall
(i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Registering Stockholders thereof set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Registering Stockholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and take all reasonable actions required to prevent the entry of such stop order or to remove it if entered.

          (d) The Company shall use its best efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as any Registering Stockholder holding such Registrable Securities reasonably (in light of such Stockholder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Stockholder to consummate the disposition of the Registrable Securities owned by such Stockholder; provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 5.04(d), (B) subject itself to taxation in any such jurisdiction or (C) consent to general service of process in any such jurisdiction.

          (e) The Company shall immediately notify each Registering Stockholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Stockholder and file with the SEC any such supplement or amendment.

          (f) (i) The DLJMB Funds shall have the right, in their sole discretion, to select the underwriter or underwriters in connection with any Public Offering resulting from a Demand Registration, which underwriter or underwriters may include any Affiliate of any DLJMB Fund, and (ii) the Company shall select an underwriter or underwriters in connection with any other Public Offering. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

          (g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Registering Stockholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 5.04 and any attorney, accountant or other professional retained by any such Stockholder or underwriter (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "Records") as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction. Each Registering Stockholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. Each Registering Stockholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (h) The Company shall furnish to each Registering Stockholder and to each such underwriter, if any, a signed counterpart, addressed to such Stockholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Stockholders or the managing underwriter therefor reasonably requests.

          (i) The Company shall otherwise use its best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earning statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          (j) The Company may require each such Registering Stockholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time request and such other information as may be legally required in connection with such registration.

          (k) Each such Registering Stockholder agrees that, upon receipt of any written notice from the Company of the occurrence of any event requiring the preparation of a supplement or amendment of a prospectus relating to the Registrable Securities covered by a registration statement that is required to be delivered under the Securities Act so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or to make the statements therein not misleading, such Stockholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Stockholder's receipt of the copies of a supplemented or amended prospectus, and, if so directed by the Company, such Stockholder shall deliver to the Company all copies, other than any permanent file copies then in such Stockholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 5.04(a) hereof) by the number of days during the period from and including the date of the giving of notice pursuant to Section 5.04(e) hereof to the date when the Company shall make available to such Stockholder a prospectus supplemented or amended to conform with the requirements of Section 5.04(e) hereof.

          (l) The Company shall use its reasonable efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

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

          (m) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any "road shows" and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable efforts to cooperate as requested by the underwriters in the offering, marketing or selling of the Registrable Securities.

          SECTION 5.05. Indemnification by the Company. The Company agrees to indemnify and hold harmless each Registering Stockholder holding Registrable Securities covered by a registration statement, its officers, directors, employees, managers, members, partners and agents, and each Person, if any, who controls any such Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) ("Damages") caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Stockholder or on such Stockholder's behalf expressly for use therein, provided that, with respect to any untrue statement or omission or alleged untrue statement or omission made in any preliminary prospectus, or in any prospectus, as the case may be, the indemnity agreement contained in this paragraph shall not apply to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that the Company has provided such prospectus to such Stockholder and it was the responsibility of such Stockholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) would have cured the defect giving rise to such Damages. The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Stockholders provided in this Section 5.05.

          SECTION 5.06. Indemnification by the Participating Stockholders. Each Registering Stockholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such

Stockholder, but only (i) with respect to information furnished in writing to the Company by such Stockholder or on such Stockholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus or (ii) to the extent that any Damages result from the fact that a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was not sent or given to the Person asserting any such Damages at or prior to the written confirmation of the sale of the Registrable Securities concerned to such Person if it is determined that it was the responsibility of such Stockholder to provide such Person with a current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) and such current copy of the prospectus (or such amended or supplemented prospectus, as the case may be) was available to such Stockholder and would have cured the defect giving rise to such Damages. Each such Stockholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 5.06. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 5 hereof, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Registering Stockholder shall be liable under this
Section 5.06 for any Damages in excess of the net proceeds realized by such Stockholder in the sale of Registrable Securities of such Stockholder to which such Damages relate.

          SECTION 5.07. Conduct of Indemnification Proceedings. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 5, such Person (an "Indemnified Party") shall promptly notify the Person against whom such indemnity may be sought (the "Indemnifying Party") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses, provided that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any Damages (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

          SECTION 5.08. Contribution. If the indemnification provided for in this Article 5 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Registering Stockholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Stockholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Stockholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Stockholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Stockholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Stockholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Stockholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Stockholders or by such underwriters. The relative fault of the Company on the one hand and of each such Stockholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          The Company and the Registering Stockholders agree that it would not be just and equitable if contribution pursuant to this Section 5.08 were determined by pro rata allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 5.08, no underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any Damages that such underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, and no Registering Stockholder shall be required to contribute any amount in excess of the amount by which the net proceeds realized by such Stockholder in the sale of Registrable Securities of such Stockholder to which such Damages relate exceeds the amount of any Damages that such Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Registering Stockholder's obligation to contribute pursuant to this Section 5.08 is several in the proportion that the proceeds of the offering received by such Stockholder bears to the total proceeds of the offering received by all such Registering Stockholders and not joint.

          SECTION 5.09. Participation in Public Offering. No Stockholder will be permitted to require registration of any Registrable Securities in any Public Offering hereunder unless such Stockholder (a) agrees to sell such Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

          SECTION 5.10. Other Indemnification. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Stockholder participating therein with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

          SECTION 5.11. Cooperation by the Company. If any Stockholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Stockholder and shall provide to such Stockholder such information as such Stockholder shall reasonably request.

          SECTION 5.12. No Transfer of Registration Rights. None of the rights of Stockholders under this Article 5 shall be assignable by any Stockholder to any Person acquiring Securities in any Public Offering or pursuant to Rule 144 but are assignable to other Persons to whom Company Securities are Transferred in compliance with this Agreement.

          SECTION 5.13. S-8 Registration Following IPO. The Company shall file a registration statement on Form S-8 in accordance with applicable securities laws within 180 days after the Initial Public Offering, which registration statement will cover the Common Shares issuable upon exercise of employee options then outstanding.

                                    ARTICLE 6
                        CERTAIN COVENANTS AND AGREEMENTS

          SECTION 6.01. Confidentiality. (a) Each Management Stockholder agrees that Confidential Information (as defined below) furnished and to be furnished to him or her was and shall be made available in connection with such Management Stockholder's investment in the Company. Such Management Stockholder acknowledges that the Confidential Information which such Management Stockholder has obtained or will obtain is the property of the Company and its Subsidiaries. Each Management Stockholder agrees that he or she will not disclose any Confidential Information to any other Person, except that Confidential Information may be disclosed: (i) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Management Stockholder is subject); provided that such Management Stockholder gives the Company prompt notice of such requests, to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Management Stockholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation) or (ii) if the prior written consent of the Board shall have been obtained.

          (b) "Confidential Information" shall mean any information relating to the business or affairs of the Company or any of its Affiliates, including, but not limited to, information relating to financial statements, customer identities, potential customers, employees, sales representatives, suppliers, servicing methods, equipment programs, strategies and information, analyses, profit margins or other proprietary information used by the Company or any of its Affiliates; provided, however, that Confidential Information does not include any information which is in the public domain or becomes known in the industry through no wrongful act on your part; provided that Confidential Information shall not include information that (i) is or becomes generally known to the public other than as a result of a disclosure by you in violation of this Agreement, (ii) is or was available to you on a non-confidential basis prior to its disclosure to you, or
(iii) was or becomes available to you on a non-confidential basis from a source other than the Company, which source is or was (at the time of receipt of the relevant information) not, to your best knowledge, bound by a confidentiality agreement with the Company or another person.

          SECTION 6.02. Restrictive Covenants.

          (a) During the term of employment or consultancy and for a period of two (2) years after the termination thereof, each Management Stockholder shall not, directly or indirectly, alone or as a partner, officer, director, shareholder, sole proprietor, employee or consultant of any other firm or entity
(A) engage or intend to engage in any commercial activity in competition with any part of the business of the Company or any of its Affiliates as conducted at the time in question, or (B) (i) cause, solicit, induce or encourage any employees, independent sales representatives, Company sales representatives, consultants or contractors of the Company or its Subsidiaries or Affiliates to leave such employment or service or hire, employ or otherwise engage any such individual; or (ii) cause, induce or encourage any actual or prospective client, customer, supplier, or licensor of the Company or its Subsidiaries or Affiliates, or any other Person who has a material business relationship with the Company or its Subsidiaries or Affiliates, to terminate or modify any such actual or prospective relationship.

          (b) The parties hereto agree that, if any court of competent jurisdiction in a final nonappealable judgment determines that a specified time period, a specified geographical area, a specified business limitation or any other relevant feature of this Section 6.02 is unreasonable, arbitrary or against public policy, then a lesser time period, geographical area, business limitation or other relevant feature which is determined to be reasonable, not arbitrary and not against public policy may be enforced against the applicable party.

          SECTION 6.03. Conflicting Agreements. Each Stockholder represents and agrees that it shall not (a) grant any proxy or enter into or agree to be bound by any voting trust or agreement with respect to the Company Securities, except as expressly contemplated by this Agreement, (b) enter into any agreement or arrangement of any kind with any Person with respect to its Company Securities inconsistent with the provisions of this Agreement or for the purpose or with the effect of denying or reducing the rights of any other Stockholder under this Agreement, including agreements or arrangements with respect to the Transfer or voting of its Company Securities or (c) act, for any reason, as a member of a group or in concert with any other Person in connection with the Transfer or voting of its Company Securities in any manner that is inconsistent with the provisions of this Agreement.

                                    ARTICLE 7
                                  MISCELLANEOUS

          SECTION 7.01. Stockholders Representative. For purposes of this Agreement, the DLJMB Funds hereby consent to the appointment of DLJMB, as representative (the "Stockholders Representative") of the DLJMB Funds, and as attorney-in-fact for and on behalf of the DLJMB Funds, and, subject to the express limitations set forth below, the taking by the Stockholders Representative of any and all actions and the making of any decisions required or permitted to be taken by the DLJMB Funds under this Agreement. The Stockholders Representative will have unlimited authority and power to act on behalf of the DLJMB Funds with respect to this Agreement and the disposition, settlement or other handling of all claims, rights or obligations arising under this Agreement so long as all DLJMB Funds are treated in the same manner. The DLJMB Funds will be bound by all actions taken by the Stockholders Representative in connection with this Agreement. In performing its functions hereunder, the Stockholders Representative will not be liable to the DLJMB Funds in the absence of gross negligence or willful misconduct.

          SECTION 7.02. Binding Effect; Assignability; Benefit. (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns. Any Stockholder that ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Sections 5.05, 5.06, 5.07, 5.08 and 5.10 applicable to such Stockholder with respect to any offering of Registrable Securities completed before the date such Stockholder ceased to own any Company Securities, (ii) Sections 6.01 and 6.02 and (iii) Article 7).

          (b) Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto pursuant to any Transfer of Company Securities or otherwise, except that any Person acquiring Company Securities that is required or permitted by the terms of this Agreement to become a party hereto shall (unless already bound hereby) execute and deliver to the Company an agreement to be bound by this Agreement in the form of Exhibit A hereto and shall thenceforth be a "Stockholder".

          (c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          SECTION 7.03. Notices. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission,

          If to the Company, to:

               Jostens Holding Corp.
               c/o Jostens, Inc.
               5501 Norman Center Drive
               Minneapolis, MN  55437
               Attention: Paula Johnson
               Facsimile:  (952) 830-8492

          If to the DLJMB Funds, to:

               c/o DLJ Merchant Banking III, Inc.
               Eleven Madison Avenue
               New York, NY 10010
               Attention:  David Wittels
               Facsimile:  (212) 538-0415

          In each case with a copy to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York 10153
               Attention:  Douglas P. Warner, Esq.
               Facsimile:  (212) 310-8007

          if to any Management Stockholder, to such Management Stockholder at the Company's address listed above,

or, in each case, at such other address or fax number as such party may hereafter specify for the purpose of notices hereunder by written notice to the other parties hereto. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one (1) Business Day, or by personal delivery, whether courier or otherwise, made within two (2) Business Days after the date of such facsimile transmissions.

          Any Person that hereafter becomes a Stockholder shall provide its address and fax number to the Company, which shall promptly provide such information to each other Stockholder.

          SECTION 7.04. Waiver; Amendment; Termination. (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by (1) the Company; (2) DLJMB and if any such amendment will not disproportionately and adversely affect the Management Stockholders differently than the DLJMB Funds, the consent of Management Stockholders holding at least 51% of the outstanding Common Shares held by the Management Stockholders at the time of such proposed amendment or modification will be required.

          (b) This Agreement shall terminate on the tenth anniversary of the Closing Date unless earlier terminated; provided that such term may be extended by the Company with the consent of the DLJMB Funds and the holders of at least 51% of the outstanding Common Shares held by the Management Stockholders at the time of such extension.

          (c) Notwithstanding the foregoing, any member of management of the Company or any of its Subsidiaries acquiring Company Securities may become a party to this Agreement as a "Management Stockholder" and "Stockholder" upon execution and delivery to the Company of the form of Subscription and Joinder Agreement attached hereto as Exhibit B by such Person and the Company, at which time Schedule A shall be amended to reflect the addition of such Management Stockholder.

          SECTION 7.05. Fees and Expenses. Each party shall pay its own costs and expenses incurred in connection with the preparation and execution of this Agreement, or any amendment or waiver hereof, and the transactions contemplated hereby and all matters related hereto. In any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof or thereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to any other available remedy.

          SECTION 7.06. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the conflicts of laws rules of such state.

          SECTION 7.07. Jurisdiction. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form.

Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 7.03 shall be deemed effective service of process on such party.

          SECTION 7.08. Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          SECTION 7.09. Specific Enforcement; Cumulative Remedies. The parties hereto acknowledge that money damages may not be an adequate remedy for violations of this Agreement and that any party, in addition to any other rights and remedies which the parties may have hereunder or at law or in equity, may, in his or its sole discretion, apply to a court of competent jurisdiction for specific performance or injunction or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable law, each party waives any objection to the imposition of such relief. All rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by any party shall not preclude the simultaneous or later exercise of any other such rights, powers or remedies by such party.

          SECTION 7.10. Entire Agreement. This Agreement and any exhibits and other documents referred to herein constitute the entire agreement and understanding among the parties hereto in respect of the subject matter hereof and thereof and supersede all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto, or between any of them, with respect to the subject matter hereof and thereof.

          SECTION 7.11. Captions. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

          SECTION 7.12. Pronouns. Any masculine personal pronoun shall be considered to mean the corresponding feminine or neuter personal pronoun, and vice versa, as the context requires.

          SECTION 7.13. Spouses. This Agreement must be executed by the spouse of each Stockholder who is a resident of a community property state (which, at the date hereof, are Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Puerto Rico, Texas, Washington or Wisconsin). By executing this Agreement, such spouse acknowledges that she or he has read this Agreement and knows its contents and agrees to be bound in all respects by the terms of this Agreement to the same extent as the Stockholders. Each such spouse further agrees that should she or he predecease the Stockholder to whom she or he is married or should she or he become divorced from such

Stockholder, any of the Company Securities which such spouse may own or in which she or he may have any interest shall remain subject to all of the restrictions and to all of the rights of the Stockholders contained in this Agreement.

          SECTION 7.14. Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          SECTION 7.15. Counterparts; Effectiveness. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective on the Closing Date, upon the occurrence of the Effective Time under the Merger Agreement.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                        JOSTENS HOLDING CORP.


                                        By: /s/  Jason Mozingo
                                            ------------------------------------
                                            Name:  Jason Mozingo
                                            Title: Vice President


                                        DLJMB FUNDS

                                        DLJ Merchant Banking Partners III, L.P.
                                        By: DLJ Merchant Banking III, Inc.
                                        Managing General Partner


                                        By: /s/ David Wittels
                                            ------------------------------------
                                        Name:   David Wittels
                                        Title:  Managing Director


                                        DLJ Merchant Banking III, Inc., as
                                        Advisory General Partner on behalf of
                                        DLJ Offshore Partners III-1, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-1, C.V.


                                        By: /s/ David Wittels
                                            ------------------------------------
                                        Name:   David Wittels
                                        Title:  Managing Director

                                        DLJ Merchant Banking III, Inc., as
                                        Advisory General Partner on behalf of
                                        DLJ Offshore Partners III-2, C.V. and as attorney-in-fact for DLJ Merchant Banking III, L.P., as Associate General Partner of DLJ Offshore Partners III-2, C.V.


                                        By: /s/ David Wittels
                                            ------------------------------------
                                        Name:   David Wittels
                                        Title:  Managing Director


                                        DLJ Merchant Banking III, Inc., as
                                        Advisory General Partner on behalf of
                                        DLJ Offshore Partners III, C.V.


                                        By: /s/ David Wittels
                                            ------------------------------------
                                        Name:   David Wittels
                                        Title:  Managing Director


                                        DLJ MB Partners III GmbH & Co. KG

                                        By: DLJ Merchant Banking III, L.P.
                                        Managing Limited Partner

                                        By: DLJ Merchant Banking III, Inc.
                                        General Partner


                                        By: /s/ David Wittels
                                            ------------------------------------
                                        Name:   David Wittels
                                        Title:  Managing Director


                                        Millennium Partners II, L.P.
                                        By: DLJ Merchant Banking III, Inc.
                                        Managing General Partner


                                        By: /s/ David Wittels
                                            ------------------------------------
                                        Name:   David Wittels
                                        Title:  Managing Director

                                        MBP III Plan Investors, L.P.

                                        By: DLJ LBO Plans Management Corporation
                                        Managing General Partner


                                        By: /s/ David Wittels
                                            ------------------------------------
                                        Name:   David Wittels
                                        Title:  Managing Director


                                        MANAGEMENT STOCKHOLDERS


                                        /s/ Robert Buhrmaster
                                        ----------------------------------------
                                        Robert Buhrmaster


                                        /s/ Michael Bailey
                                        ----------------------------------------
                                        Michael Bailey


                                        /s/ Carl Blowers
                                        ----------------------------------------
                                        Carl Blowers

                                   SCHEDULE A

              COMMON SHARE OWNERSHIP OF THE MANAGEMENT SHAREHOLDERS
              -----------------------------------------------------

                          Class A Voting   Class B Non-Voting
Management Shareholder     Common Stock       Common Stock
-----------------------   --------------   ------------------
Michael Bailey                       678                4,219
Carl Blowers                         781                3,665
Robert Buhrmaster                  3,125               16,875

                                    EXHIBIT A

                       JOINDER TO STOCKHOLDERS' AGREEMENT

          This Joinder Agreement (this "Joinder Agreement") is made as of the date written below by the undersigned (the "Joining Party") in accordance with the Stockholders' Agreement dated as of July 29, 2003 (the "Stockholders' Agreement") among JOSTENS HOLDING CORP. and certain other persons named therein, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders' Agreement.

          The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to and ["Management Stockholder"] ["Stockholder"] under the Stockholders' Agreement as of the date hereof and shall have all of the rights and obligations of the Stockholder from whom it has acquired Company Securities (to the extent permitted by the Stockholders' Agreement) as if it had executed the Stockholders' Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders' Agreement.

          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ___________ ___, 200[_]

                                        [NAME OF JOINING PARTY]


                                        By:
                                           -------------------------------------
                                           Name:
                                           Title:
                                           Address for Notices:
                                                               -----------------

                                           -------------------------------------

                                           -------------------------------------


AGREED ON THIS [___] day of [____], 200[_]:

JOSTENS HOLDING CORP.


By:
   -----------------------------------
   Name:
   Title:

                                    EXHIBIT B

                              JOSTENS HOLDING CORP.
                       SUBSCRIPTION AND JOINDER AGREEMENT

Jostens Holding Corp.
5501 Norman Center Drive
Minneapolis, MN  55437
Attn: General Counsel

Ladies and Gentlemen:

     The subscriber named on the signature page (hereafter, the "Subscriber") to this Subscription and Joinder Agreement (the "Subscription Agreement") hereby irrevocably subscribes, on the terms and conditions set forth herein, for the number of shares (the "Shares") of Class A Voting Common Stock, par value $.01 per share (the "Class A Common Stock") and Class B Non-Voting Common Stock, par value $.01 per share (the "Class B Common Stock" and, together with the Class A Common Stock, the "Common Stock"), of Jostens Holding Corp., a Delaware corporation (the "Company"), set forth on the signature page to this Subscription Agreement and agrees to pay the consideration indicated thereon. The Subscriber is delivering herewith (i) his or her check in the amount set forth on the signature page hereto, payable to the order of "Jostens Holding Corp." in full payment for the Shares and (ii) an executed copy of this Subscription Agreement. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Stockholders' Agreement, dated as of July 29, 2003, among the Company and the other parties thereto, as the same shall be amended from time to time, a copy of which is attached hereto as Exhibit A (the "Stockholders' Agreement").

     1. The Subscriber hereby represents and warrants to the Company that the following statements are true and correct:

          a. The Subscriber acknowledges that the offering and sale of the Shares have not been and will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable state securities or "blue sky laws" (the "Blue Sky Laws") and are being made in reliance upon federal and state exemptions for transactions not involving a public offering. In furtherance thereof, the Subscriber represents and warrants that he or she is an "accredited investor" (as defined in Regulation D under the Securities Act and as outlined in Annex A attached hereto).

          b. The Subscriber understands that the Shares are being offered and sold pursuant to an exemption from registration provided by the Securities Act and pursuant to similar exemptions available under Blue Sky Laws and represents and warrants that this investment is being made solely for his or her own account, for investment purposes only, and not with a view to or for the resale, distribution, subdivision or fractionalization thereof. The Subscriber has no agreement or other arrangement, formal or informal, with any person to sell, transfer or pledge all or any part of this investment in the Company or any plans to enter into any such agreement or arrangement and, consequently, must bear the economic risk of the investment for an indefinite period of time because the investment cannot be resold or otherwise transferred unless subsequently registered under the Securities Act and applicable Blue Sky Laws, or an exemption from such registration is available and, in any event, unless transferred in compliance with the Stockholders' Agreement.

          c. The Subscriber (either alone or together with any advisors retained by such person in connection with evaluating the merits and risks of prospective investments) has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of purchasing the Shares and is able to bear the economic risk of such investment, including a complete loss. The amount and nature of his or her investment in the Shares is suitable and consistent with the Subscriber's investment program, and his or her financial situation enables the Subscriber to bear the risks of this investment. The Subscriber represents that he or she has adequate means of providing for his or her current needs and possible contingencies. The Subscriber understands that
     (i) substantial restrictions will exist on transferability of the Shares,
     (ii) no market for resale of the Shares exists or is expected to develop,
     (iii) the Subscriber may not be able to liquidate his or her investment in the Company and (iv) any instrument representing a Share may bear a legend restricting the transfer thereof.

          d. The Subscriber has been given the opportunity to (i) ask questions of, and receive answers from, officers of the Company concerning the terms and conditions of the offering and other matters pertaining to an investment in the Company and (ii) obtain any additional information which the Company can acquire without unreasonable effort or expense that is necessary to evaluate the merits and risks of an investment in the Company. In considering a subscription for the Shares, the Subscriber has not relied upon any representations made by, or other information (whether oral or written) furnished by or on behalf of, the Company or any officer, employee, agent or affiliate of either thereof, other than as set forth herein. The Subscriber has carefully considered and has, to the extent such person believes such discussion necessary, discussed with legal, tax, accounting and financial advisers the suitability of an investment in the Company in light of his or her particular tax and financial situation, and has determined that the Shares are a suitable investment.

          e. The execution, delivery and performance by Subscriber of this Subscription Agreement and the Stockholders Agreement are within such person's legal right, power and capacity, require no action by or in respect of or filing with, any governmental body, agency, or official and do not and will not contravene, or constitute a default under, any provision of applicable law or of any agreement, judgment, injunction, order, decree or other instrument to which such person is a party or by which such person or any of such person's properties are bound. The signature on the signature page of this Subscription Agreement is genuine, and the Subscriber has legal competence and capacity to execute the same, and this Subscription Agreement constitutes, and the Stockholders' Agreement (as deemed executed upon delivery of this Subscription Agreement) constitutes, a valid and binding agreement of the Subscriber, enforceable against the Subscriber in accordance with its terms.

          f. The Subscriber understands that no federal or state regulatory agency has made any finding or determination as to the fairness for public or private investment, nor any recommendation or endorsement, of an investment in the Company

          g. The Subscriber is aware that the Company is relying upon the representations and warranties set forth in this Subscription Agreement in determining whether the offering of the Shares meets the conditions specified in the Securities Act and the Blue Sky Laws regarding the exemptions from registration provided by such laws.

          h. The Subscriber does not live in Arizona, California, Idaho, Louisiana, Nevada, New Mexico, Puerto Rico, Texas, Washington or Wisconsin (each, a "Community Property State"). If the Subscriber lives in a Community Property State and is married, the Subscriber represents that the Subscriber's spouse has countersigned the signature page to this Subscription Agreement (which will make such spouse a party hereto, as well as to the Stockholders' Agreement).

     2. By his or her execution of this Subscription Agreement, the Subscriber shall be deemed to be a party to and a "Management Stockholder" and "Stockholder" under the Stockholders' Agreement and shall have all of the rights and obligations of a Management Stockholder and Stockholder thereunder as if he or she had executed such Stockholders' Agreement. The Subscriber hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Stockholders' Agreement.

     3. Neither this Subscription Agreement nor any provisions hereof will be waived, modified, discharged or terminated except by an instrument in writing signed by the party against whom any waiver, modification, discharge or termination is sought.

     4. This Subscription Agreement is not transferable or assignable by the Subscriber. This Subscription Agreement will be binding upon and inure to the benefit of the parties and their successors and permitted assigns.

     5. This Subscription Agreement and the other agreements or documents referred to herein contain the entire agreement of the parties, and there are no representations, covenants or other agreements except as stated or referred to herein and in such other agreements or documents.

     6. This Subscription Agreement will be governed by and construed in accordance with the laws of the State of Delaware, without regard to conflicts of laws principles.

     7. The Subscriber hereby agrees that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Subscription Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Subscription Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and the Subscriber hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that such Subscriber may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on the Subscriber anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, the Subscriber agrees that service of process on such Subscriber as provided in Section 7.03 of the Stockholders' Agreement shall be deemed effective service of process on such party.

     8. THE SUBSCRIBER HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

     9. Any term or provision of this Subscription Agreement that is invalid or unenforceable in any jurisdiction will, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms or provisions of this Subscription Agreement or affecting the validity or unenforceability of any of the terms or provisions of this Subscription Agreement in any other jurisdiction.

     10. This Subscription Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

                                 SIGNATURE PAGE

This page constitutes the signature page for the Subscription Agreement relating to the offering of Shares in the Company. Execution of this signature page constitutes execution of the Subscription Agreement and the Stockholders' Agreement.

          IN WITNESS WHEREOF, the Subscriber has executed this Subscription Agreement this ___ day of __________, 200[_].


                                        ----------------------------------------
                                          Shares of Class A Common Stock
                                          Purchased (at Purchase  Price per
                                          Share of $_____)


                                        ----------------------------------------
                                          Shares of Class B Common Stock
                                          Purchased (at Purchase  Price per
                                          Share of $_____)

                                        $
                                        ----------------------------------------
                                          Total Consideration Payable in respect
                                          of the Shares


                                        SUBSCRIBER


                                        ----------------------------------------
                                          Signature


                                        ----------------------------------------
                                          (Please Type or Print Name)


                                        ----------------------------------------
                                          Signature of Spouse (if required by
                                          section 1(h))


                                        ----------------------------------------
                                          (Please Type or Print Name of Spouse,
                                          if required by section 1(h))

ACCEPTED AND AGREED,
as of __________ __, 200[_]:

JOSTENS HOLDING CORP.


By:
    -----------------------------------

Name:
      ---------------------------------

Title:
       --------------------------------

                                    EXHIBIT A

                             STOCKHOLDERS' AGREEMENT

See attached.

                                     ANNEX A

An "Accredited Investor" includes any of the following:

1.   Any director or executive officer/1/ of Jostens Holding Corp.

2. Any natural person whose individual net worth, or joint net worth with that person's spouse, at the time of purchase exceeds $1,000,000./2/

3. Any natural person who has an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those years and has a reasonable expectation of reaching the same income level in the current year./3/

----------

/1/ "Executive officer" means the president, any vice president in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy making function, or any other person who performs similar policy making functions for the Company. Executive officers of subsidiaries of the Company may be deemed executive officers of the Company if they perform such policy making functions for the Company.

/2/ "Net worth" means the excess of total assets (including principal residence) at fair market value over total liabilities (including mortgage).

/3/ "Individual income" means adjusted gross income, as reported for U.S. federal income tax purposes, less any income attributable to a spouse or to property owned by a spouse, increased by the following amounts (but not including any amounts attributable to a spouse or to property owned by a spouse): (i) the amount of any interest income received which is tax-exempt under Section 103 of the U.S. Internal Revenue Code of 1986, as amended (the "Code"); (ii) the amount of losses claimed as a limited partner in a limited partnership as reported on Schedule E of Form 1040; (iii) any deduction claimed for depletion under Section 611 et seq. of the Code; (iv) amounts contributed to an Individual Retirement Account (as defined in the Code) or Keogh retirement plan; (v) alimony paid; (vi) any elective contributions to a cash or deferred arrangement under Section 401(k) of the Code and (vii) for applicable tax years, any amount by which income from long-term capital gains has been reduced in arriving at adjusted gross income pursuant to the provisions of Section 1202 of the Code (prior to its repeal by the Tax Reform Act of 1986). "Joint income" has the same meaning as "individual income," except that any income attributable to a spouse or to property owned by a spouse is added in, and the seven items by which the adjusted gross income is increased includes any amounts attributable to a spouse or to property owned by a spouse.